Exhibit 10.2

Schedule of Investors

Investor	# of Shares	Aggregate Purchase Price
Verition Multi-Strategy Master Fund Ltd.	1,000,000	$3,800,000.00
Tenor Opportunity Master Fund Ltd.	550,000	$2,090,000.00
AIGH Investment Partners LP	473,684	$1,799,999.20
Pine River Master Fund	375,000	$1,425,000.00
Nisswa Acquisition Master Fund	19,730	$74,974.00
Alden Global Value Recovery Master Fund LP	212,957	$809,236.60
Turnpike Limited	50,200	$190,760.00
Emerson Partners	100,000	$380,000.00
J Steven Emerson	150,000	$570,000.00
Iroquios Master Fund Ltd.	200,000	$760,000.00
Neal Goldman	150,000	$570,000.00
Midsummer Small Cap Master, Ltd.	131,580	$500,004.00
Wall Street Capital Partners LP	100,000	$380,000.00
Cranshire Capital Master Fund, Ltd.	65,790	$250,002.00
MAZ Partners LP	50,000	$190,000.00
Kevin Rivette	26,316	$100,000.80
Ralph W. Eckardt III	26,316	$100,000.80